UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 19, 2015

SunEdison, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-13828	56-1505767
(Commission File Number)	(I.R.S. Employer Identification No.)

13736 Riverport Dr. Maryland Heights, Missouri	63043
(Address of Principal Executive Offices)	(Zip Code)

(314) 770-7300

(Registrant’s Telephone Number, including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Margin Loan Amendment and Paydown

On November 20, 2015, SUNE ML 1, LLC, a Delaware limited liability company (the “Borrower”) and a wholly-owned special purpose subsidiary of SunEdison, Inc. (the “Company”), repaid an additional $95 million due and owing pursuant to the Margin Loan Agreement, dated as of January 29, 2015 (the “Margin Loan Agreement” as had been amended) by and among the Borrower, the Company, as a guarantor, Deutsche Bank AG, London Branch, as the administrative agent and the calculation agent, and the other lenders party thereto.

Approximately $5 million of principal amount remains outstanding under the Margin Loan Agreement, which is cash collateralized.

Prior to the prepayment, on November 19, 2015, the Borrower entered into a further amendment of the Margin Loan Agreement and related letter agreement, pursuant to which, among other things, the mandatory prepayment provisions of the Margin Loan Agreement were revised to provide that if the stock price of the common stock of TerraForm Power, Inc. became equal to or less than the “market value trigger” set forth therein, the Borrower would be subject to mandatory prepayment provisions under the Margin Loan Agreement and/or would be required to post additional cash collateral by the time specified therein and in an aggregate amount sufficient to establish a loan to value percentage equal to or less than 0.00%.

Item 7.01.	Regulation FD Disclosure.

On November 24, 2015, the Company issued a press release announcing the repayment of substantially all amounts due and owning pursuant to the Margin Loan Agreement. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K (this “Current Report”).

In accordance with General Instruction B.2 of Form 8-K, the press release is deemed to be “furnished” and shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information and Exhibit be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act.

Cautionary Statement Regarding Forward-Looking Statements

This Current Report contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. These statements involve estimates, expectations, projections, goals, assumptions, known and unknown risks, and uncertainties and typically include words or variations of words such as “anticipate,” “believe,” “intend,” “plan,” “predict,” “outlook,” “objective,” “forecast,” “target,” “continue,” “will,” or “may” or other comparable terms and phrases. All statements that address operating performance, events, or developments that the Company expects or anticipates will occur in the future are forward-looking statements. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. Factors that might cause such differences include, but are not limited to, a variety of economic, competitive, and regulatory factors, many of which are beyond the Company’s control and are described in the Company’s Form 10-K for the fiscal year ended December 31, 2014, as well as additional factors it may describe from time to time in other filings with the Securities and Exchange Commission. Forward-looking statements provide the Company’s current expectations or predictions of future conditions, events, or results and speak only as of the date they are made, but the Company can give no assurance that these expectations and assumptions will prove to have been correct and actual results may vary materially. The Company disclaims any obligation to publicly update or revise any forward-looking statement, except as required by law.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Press Release issued November 24, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNEDISON, INC.

Date: November 24, 2015	By:	/s/ Martin H. Truong
	Name:	Martin H. Truong
	Title:	Senior Vice President, General
Counsel and Corporate Secretary

Exhibit Index

Exhibit Number	Description

99.1	Press Release issued November 24, 2015